UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2006 (December 8, 2006)

Innovative Card Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51260	14-1861651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd. Suite 950, Los Angeles CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 312-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 8, 2006, the Board of Directors appointed Robert J. Sutcliffe who accepted a position on the Company’s Board of Directors of Innovative Card Technologies, a Delaware corporation (“the Company”). Upon appointment, Mr. Sutcliffe, an independent director received an option to purchase 60,000 shares of our common stock at an exercise price of $4.89 per share which will vest annually in 20,000 increments over a three year period. Mr. Sutcliffe also received an option to purchase 1,500 shares of our common stock at an exercise price of $4.89 per share which will vest on December 7, 2007 for serving as our Compensation Committee Chair.

Effective December 11, 2006, the Board of Directors appointed Scott V. Ogilvie, and Donald Killian, III who each accepted a position on the Company’s Board of Directors of  the Company. Messrs. Killian and Ogilvie will each receive an option to purchase 60,000 shares of our common stock at an exercise price of $4.90 per share which will vest annually in 20,000 increments over a three year period. Mr. Ogilvie also received an option to purchase 3,000 shares of our common stock at an exercise price of $4.90 per share which will vest on December 10, 2007 for serving as the Audit Committee Chair.
Mr. Ogilvie is the Managing Director and Chief Operating Officer of Capital Investment Company Group, a privately held international financial services and investment holding company. Mr. Ogilvie is a graduate of the University of Denver and obtained his law degree from the University of California, Hastings College of Law. Prior to joining the Capital Investment Company Group in September 2000, from 1998 to 2000, Mr. Ogilvie was employed by Classic Residence by Hyatt as Managing Director of Development- Western Division. From the middle of 1993 to December 1998, Mr. Ogilvie was a partner in the John Buck Company, a full service real estate brokerage, development and property management firm.  Since February 2000, Mr. Ogilvie has served as a Director of Preferred Voice, Inc (PFVI.OB).

Mr. Sutcliffe is a venture lawyer and business advisor, based in Los Angeles, California. Mr. Sutcliffe is the Managing Director of Craftsman Capital Advisors LLC, and specializes in the representation of entrepreneurs and venture investors in the technology, biotechnology, hospitality, entertainment and fashion industries. Mr. Sutcliffe is a graduate of the University of California Los Angeles and Harvard Law School.  From 1976 to 1989, Mr. Sutcliffe was a lawyer with Brobeck, Phelger & Harrison, where he served as a Partner and Chairman of the corporate practice group in the Los Angeles office and specialized in venture capital, corporations and securities. From 1989 to 1990, Mr. Sutcliffe served as Congressional Chief of Staff to the Honorable Christopher Cox of California, after which he returned to his law practice.

Mr. Sutcliffe has served as an officer and or director of a number of public and private companies. including: Miravant Medical Technologies, Inc. a publicly traded pharmaceutical development company (MRVT.PK) where Mr. Sutcliffe served as a director from January 2005 through April 2006, and as Chairman of the Board from June 2005 through April 2006; Neurome, Inc., a privately held  biotechnology company focused on therapeutic solutions to neurodegenerative diseases, where he served as a director from August 2000 until  September 2006,  and  Digital Gene Technologies, Inc. a privately held genomics-based drug discovery and development company based in La Jolla, California, and liquidated in 2004 pursuant to a Chapter 7 bankruptcy filing, where he served in various capacities between 1996 and 2004, including as a director, President and CEO; and International Medication Systems Limited, a Southern California-based manufacturer of pharmaceuticals and drug delivery services, where Mr. Sutcliffe served as a Director, Chief Operating Officer and General Counsel from 1990 through 1992.  After a successful turnaround, International Medication Systems was sold to Medeva Corporation in 1992.

Donald Killian, is a consultant and private investor based in Southern California. Mr. Killian is a graduate of the University of Southern California where he majored in Business Administration. In 1978, Mr. Killian served in the underwriting department for Aetna Casualty & Surety Company. From 1979 to 1997, Mr. Killian held a variety of positions at James Econn & Company, including Vice Presdent and Account Executive, and from 1990 to 1997 President and Managing Director. Mr. Killian serves on the Board of Directors of Monrovia Growers, a privately held wholesale nursery. Mr. Killian serves as a director of City of Hope National Medical Center, Institutional Review Board.

Except for appointment to the Board of Directors, no appointee has had a material interest in any transactions of the Company.

None of the new directors has a family relationship with any of the Company’s other executive officers or directors.

Also on December 7, 2006, our Board of Directors established three new Board committees: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. Messrs. Ogilvie (Chair and the Company’s financial expert), Killian and Sutcliffe were appointed to the Audit Committee, Messrs. Sutcliffe (Chair), Killian and Donald Joyce were appointed to the Compensation Committee, and Messrs. Joyce (Chair), Sutcliffe, and Ogilvie were appointed to the Nomination and Corporate Governance Committee.

On December 7, 2006, the Board of Directors, contemporaneous with the majority of the new directors accepting positions, granted George Hoover and Mr. Joyce additional stock grants to align the existing options held by Messrs. Hoover and Joyce’s with the options grants made to the new Directors. On December 11, 2006, the Board of Directors granted Messers. Hoover and Joyce 40,000 options each at an exercise price of $4.90 per share which will vest as follows: 10,000 options on December 10, 2007, 10,000 options on December 10, 2008 and 20,000 options on December 10, 2009.

On December 11, 2006, Mr. Joyce also received an option to purchase 1,500 shares of our common stock at an exercise price of $4.90 per share which will vest on December 10, 2007 for serving as the Nomination and Corporate Governance Committee Chair.

On December 12, 2006, the Company issued a press release announcing that Scott V. Ogilvie, Robert J. Sutcliffe, and Donald Killian, III have joined the Company’s Board of Directors. The press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Card Technologies, Inc.
(Registrant)

Date	December 14, 2006
By:		/s/ Bennet P. Tchaikovsky
Name:		Bennet P. Tchaikovsky
Title:		Chief Financial Officer